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                                                                     EXHIBIT 4.2

                             AMENDMENT NUMBER ONE
                        IT CORPORATION RETIREMENT PLAN
                               1993 RESTATEMENT


     The IT Corporation Retirement Plan (1993 Restatement) shall be amended, effective July 1, 1995, as follows:

     A. Section 6.1(c) shall be amended in its entirety to read as follows:

        (c) Prior to July 1, 1995, four percent (4%), and after June 30, 1995, three percent (3%) of that Compensation of all eligible Participants eligible for an allocation pursuant to the provisions of Section 7.2(a) of the Plan for the Plan Year with respect to which such allocation is to be made, reduced by any forfeitures applied to reduce Company Contributions in accordance with Section 9.5(f), which amount is to be allocated to Eligible Participants' Company Fixed Contribution Accounts; and

     B. Section 6.1 shall be amended by striking "and" at the end of Section 6.1(c), by striking the period at the end of Section 6.1(d) and inserting instead "; and", and by adding a new Section 6.1(e), to read as follows:

        (e) A monthly matching contribution for each Participant equal to fifty percent (50%) of the contributions made by the Participant under Section
     5.1 hereof for such month that does not exceed four percent (4%) of such Participant's Compensation for such month, all Participant matching contributions to be allocated to Participants' respective Company Matching Contribution Accounts.

     C. New Section 6.5 and 6.6 shall be added to read as follows:

        6.5 Limitation on Matching Contributions Made on Behalf of Highly
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     Compensated Employees.
     ---------------------
     With respect to each Plan Year, Matching Contributions under the Plan for the Plan Year shall not exceed the limitations on


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     contributions by or on behalf of Highly Compensated Employees under Section
     401(m) of the Code, as provided in this Section. In the event that Matching Contributions under this Plan made on behalf of Highly Compensated Employees for any Plan Year exceed the limitations of this Section for any reason, such excess Matching Contributions and any income allocable thereto shall be reduced in accordance with Section 6.6.

        (a) Matching Contributions made on behalf of Participants for a Plan Year shall satisfy the Average Contribution Percentage test set forth in
     (i)(A) below, or the alternative Average Contribution Percentage test set forth in (i)(B) below, and to the extent required by regulations under Code
     Section 401(m), also shall satisfy the test set forth in (ii) below:

        (i)(A) The Average Contribution Percentage for Eligible Employees who are Highly Compensated Employees shall not be more than the Average Contribution Percentage of all other Eligible Employees multiplied by 1.25, or

        (i)(B) The excess of the Average Contribution Percentage for Eligible Employees who are Highly Compensated Employees over the Average Contribution Percentage for all other Eligible Employees shall not be more than two (2) percentage points, and the Average Contribution Percentage for the Highly Compensated Employees shall not be more than the Average Contribution Percentage of all other Eligible Employees multiplied by 2.00.

        (ii) The Actual Deferral Percentage for Highly Compensated Employees eligible to participate in this Plan and a plan of the Company or an Affiliated Company that satisfies the requirements of Section 401(k) of the Code, including, if applicable, this Plan, shall be reduced to the extent necessary to satisfy the requirements of Treasury Regulations Section 1.401(m)-2 or a similar such rule.

        (b) For purposes of Sections 6.5 and 6.6, the following definitions shall apply:

        (i) "Average Contribution Percentage" means, with respect to a group of Eligible Employees for a Plan Year, the average of the Contribution

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     Percentage, calculated separately for each Eligible Employee in such group.

        (ii) The "Contribution Percentage" means for any Eligible Employee the percentage determined by dividing the sum of Matching Contributions under the Plan on behalf of each Eligible Employee for such Plan Year, by such Eligible Employee's Compensation for such Plan Year in accordance with regulations prescribed by the Secretary of the Treasury under Code Section 401(m). To the extent determined by the Committee and in accordance with regulations issued by the Secretary of the Treasury under Code Section 401(m)(3), Compensation Deferrals by a Participant on behalf of an Eligible Employee and any qualified nonelective contributions, within the meaning of Code Section 401(m)(4)(C), on behalf of an Eligible Employee may also be taken into account for purposes of calculating the Contribution Percentage of such Eligible Employee, but shall not otherwise be taken into account. However, if Matching Contributions are taken into account for purposes of determining the Actual Deferral Percentage of an Eligible Employee for a Plan Year under Section 5.3 then such Matching Contributions shall not be taken into account under this Section 6.5.

        (iii) "Company Contributions" for purposes of the Average Contribution Percentage test shall include a Matching Contribution only if it is allocated to the Participant's Matching Contribution Account during the Plan Year and is paid to the Trust Fund by the end of the twelfth month following the close of the Plan Year. "Company Contributions" shall also include any forfeitures allocated to a Participant during the Plan Year on the basis of his Compensation Deferrals for such Plan Year.

        (iv) "Eligible Employee" means any Eligible Employee directly or indirectly eligible to receive an allocation of Matching Contributions for the Plan Year, including any otherwise Eligible Employee during a period of suspension due to a hardship withdrawal, in accordance with regulations prescribed by the Secretary of the Treasury under Code Section 401(k).

        (v) "Compensation" means Compensation determined by the Committee in accordance with Section 414(s) of the Code, including to the extent

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     determined by the Committee, amounts deducted from an Employee's wages or salary that are not currently includable in the Employee's gross income by reason of the application of Code Section 402(a)(8) or 125.

     (c) In the event that as of the last day of a Plan Year this Plan satisfies the requirements of Section 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Section 410(b) of the Code only if aggregated with this Plan, then this Section 6.5 shall be applied by determining the Contribution Percentages of Eligible Employees as if all such plans were a single plan, in accordance with regulations prescribed by the Secretary of the Treasury under Section 401(m) of the Code.

     (d) For purposes of this Section, the Contribution Percentage for any Eligible Employee who is a Highly Compensated Employee under two or more Code Section 401(a) plans of the Company or an Affiliated Company to the extent required by Code Section 401(m), shall be determined in a manner taking into account the participant contributions and matching contributions for such Eligible Employee under each of such plans.

     (e) If an Eligible Employee (who is also a Highly Compensated Employee) is subject to the family aggregation rules in Section 2.25(b)(vi), the combined Average Contribution Percentage for the family group (which is treated as one Highly Compensated Employee) shall be the greater of:

        (i) the Average Contribution Percentage determined by combining the Matching Contributions, amounts treated as Matching Contributions under Code Section 401(m)(3), and Compensation of all the eligible family members who are Highly Compensated Employees (without regard to the family aggregation rules in Section 2.25(b)(vi)), and

        (ii) the Average Contribution Percentage determined by combining the Matching Contributions, amounts treated as Matching Contributions under Code Section 401(m)(3), and Compensation of all the eligible family members.

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     (f) The determination of the Contribution Percentage of any Participant
     shall be made after first applying the provisions of Section 5.4 and next, after applying the provisions of Article V relating to certain limits under
     Section 401(k) of the Code imposed on Compensation Deferrals of Highly Compensated Employees.

     (g) The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

     (h) The Committee shall keep or cause to have kept such records as are necessary to demonstrate that the Plan satisfies the requirements of Code
     Section 401(m) and the regulations thereunder, in accordance with regulations prescribed by the Secretary of the Treasury.

        6.6 Provisions for Reduction of Excess Matching Contributions Made on
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     Behalf of Highly Compensated Employees.
     --------------------------------------

     (a) The Committee shall determine, as soon as is reasonably possible following the close of the Plan Year, if Matching Contributions made on behalf of Highly Compensated Employees satisfy the Average Contribution Percentage test for such Plan Year. If, pursuant to the determination by the Committee, Matching Contributions made on behalf of a Highly Compensated Employee must be reduced to enable the Plan to satisfy the Average Contribution Percentage test, then the Committee shall take the following actions. If administratively feasible, excess Matching Contributions which are nonforfeitable under the Plan, including any income allocable thereto, shall be distributed to Highly Compensated Employees, or, to the extent forfeitable, forfeited, within two and one-half (2-1/2) months following the close of the Plan Year for which the excess Matching Contributions were made, but in any event no later than the end of the first Plan Year following the Plan Year for which the excess Matching Contributions were made, notwithstanding any other provision in this Plan. Any distribution or forfeiture of excess Matching Contributions for any Plan Year


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     shall be made on the basis of the respective portions of such excess
     Matching Contributions attributable to each Highly Compensated Employee. Amounts of excess Matching Contributions forfeited by Highly Compensated Employees under this Section, including any income allocable thereto, shall be applied, to the maximum extent practicable, to reduce Matching Contributions for the Plan Year for which such excess Matching Contributions were made and thereafter shall be applied as soon as possible to reduce Matching Contributions for succeeding Plan Years.

     (b) The Committee shall determine the amount of any excess Matching Contributions made on behalf of Highly Compensated Employees for a Plan Year by application of the leveling method set forth in Treasury Regulation
     Section 1.401(m)-1(e)(2) under which the Contribution Percentage of the Highly Compensated Employee who has the highest such percentage for such Plan Year is reduced to the extent required (i) to enable the Plan to satisfy the Average Contribution Percentage test, or (ii) to cause such Highly Compensated Employee's Contribution Percentage to equal the Contribution Percentage of the Highly Compensated Employee with the next highest Contribution Percentage. This process shall be repeated until the Plan satisfies the Average Contribution Percentage test. For each Highly Compensated Employee, the amount of excess Matching Contributions shall be equal to the total Matching Contributions (plus any amounts treated as Matching Contributions) made on behalf of such Highly Compensated Employee (determined prior to the application of the foregoing provisions of this Paragraph (b)) minus the amount determined by multiplying the Highly Compensated Employee's Contribution Percentage (determined after the application of the foregoing provisions of this Paragraph (b)) by his Compensation.

     (c) The determination and correction of excess Matching Contributions made on behalf of a Highly Compensated Employee whose Average Contribution Percentage is determined under the family aggregation rules in Section 6.5(e) shall be accomplished as follows: If the Average Contribution Percentage of the-Highly

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     Compensated Employee is determined under Section 6.5(e)(ii), then the
     Average Contribution Percentage is reduced as required under Paragraph (b) above and the excess Matching Contributions for the family unit shall be allocated among the family members in proportion to the Matching Contributions of each family member that are combined to determine the Average Contribution Percentage. If the Average Contribution Percentage of the Highly Compensated Employee is determined under Section 6.5(e)(i), then the Average Contribution Percentage is reduced as required under Paragraph
     (b) in two steps. First, the Average Contribution Percentage is reduced as required under Paragraph (b) above, but not below the Average Contribution Percentage of the group of Eligible Employees who are members of the family group and are not Highly Compensated Employees (without regard to the family aggregation rules in Section 2.25(b)(vi)). Excess Matching Contributions are determined by taking into account the Matching Contributions of the family members whose Matching Contributions were combined to determine the Average Contribution Percentage of the Highly Compensated Employee under Section 6.5(e)(i), and shall be allocated among such family members in proportion to each such family member's Matching Contributions. If further reduction of the Average Contribution Percentage is required under Paragraph (b) above, excess Matching Contributions resulting from this reduction are determined by taking into account the Matching Contributions of all the eligible family members and are allocated among such family members in proportion to the Matching Contributions of each family member.

     (d) For purposes of satisfying the Average Contribution Percentage test, income allocable to a Participant's excess Matching Contributions, as determined under (b) and (c) above, shall be determined as follows:

        (i) Allocable income for the Plan Year shall be determined by multiplying the income for the Plan Year allocable to Matching Contributions for the Participant, as applicable, by a fraction, the numerator of which is the excess contribution amount for the Plan Year and the denominator of

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     which is the balance of the applicable Account as of the last day of the
     Plan Year, reduced by the gain allocable to the Account for the Plan Year and increased by the loss allocable to such Account for the Plan Year.

        (ii) Allocable income for the period between the last day of the Plan Year and the date of the corrective distribution, or forfeiture, if applicable, may be calculated under the fractional method ((i) above), or under the "safe harbor" method set forth in the regulations prescribed by the Secretary of the Treasury under Section 401(m) of the Code. Under the "safe harbor" method, allocable income is ten percent (10%) of the income calculated under the fractional method for the prior Plan Year, multiplied by the number of calendar months since the last day of the Plan Year. A distribution on or before the 15th of the month is treated as made on the last day of the preceding month; a distribution after the 15th of the month is treated as made on the first day of the next month.

        (iii) For the Plan Year commencing in 1987 only, income allocable to any excess Matching Contributions shall be determined by the Committee using any reasonable and consistent basis. If there is a loss allocable to the excess, the amount to be forfeited or distributed shall be the excess contribution amount adjusted to reflect such loss.

        (iv) The Committee shall not be liable to any Highly Compensated Employee (or his Beneficiary, if applicable) for any losses caused by misestimating the amount of any excess Matching Contributions made on behalf of a Highly Compensated Employee and the income attributable to such excess.

     (e) To the extent required by regulations under Section 401(m) or 415 of the Code, any Matching Contributions in excess of the limitations of
     Section 6.5 forfeited by or distributed to a Highly Compensated Employee in accordance with this Section shall be treated as an Annual Addition under
     Article XIV for the Plan Year for which the excess contribution was made, notwithstanding such forfeiture or distribution.

     D. Section 2.1 shall be amended by the addition of a new paragraph (f) to read as follows:

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        (f) "Company Matching Contribution Account" shall mean the account established and maintained for each Participant under Article VII for purposes of holding and accounting for amounts held in the Trust Fund which are attributable to Company Contributions made in accordance with Section 6.1(e).

     IN WITNESS WHEREOF, this instrument of amendment is executed this 1st day of July, 1995.

                                                 /s/ ANTHONY J. DELUCA
                                             By________________________________
                                                   Anthony J. DeLuca


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